UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

ALLEGRO BIODIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21982	20-5748331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 West Century Boulevard, Suite 850, Los Angeles, California 90045

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 26, 2006, the Registrant amended and restated the stock option agreements it entered into on September 20, 2006 with Ocean Park Advisors, LLC (“OPA”), Paul Galleberg and Jeff Lawton (the “Options”) primarily to restrict the period during which the Options may be exercised. As amended and restated, the Options now provide that they only will be exercisable after January 1, 2008 (with provisions for acceleration in the event of a change in control of the Registrant, as defined in the Options), and must be exercised, if at all, on or before December 31, 2008, or such later date as is permitted pursuant to limited exceptions under the Options. Previously, the Options previously had a term of 5 years from their date of issuance. As amended and restated, the Options now have a term of 2.3 years from such date. In order to accommodate the amendment and restatement of the Options, the Board of Directors also adopted certain amendments to Section 4A of the Registrant’s 2006 Incentive Compensation Plan, as set forth in Exhibit 10.4 attached hereto.

OPA is an advisor to the Registrant. Two of its principals, W. Bruce Comer III and Heng Chuk, are executive officers and directors of the Registrant. Messrs. Galleberg and Lawton are directors of the Registrant.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

In connection with the acquisition of Vanguard Synfuels LLC (the “Acquisition”), on September 20, 2006, the Registrant issued (i) certain stock options, (ii) certain warrants for the purchase of the Registrant’s Common Stock, (iii) Series J Convertible Preferred Stock (described below), and (iv) Series K Convertible Preferred Stock, all as described in the Registrant’s Form 8-K dated September 20, 2006 (the “September 2006 Convertible Securities”).

For purposes of accounting for the issuance of the September 2006 Convertible Securities, the Registrant estimated the fair value of the Common Stock underlying the September 2006 Convertible Securities as $0.7587 per share, rather than the closing price of $3.10 per share on the OTC Bulletin Board on September 18, 2006, which was the last date on which the Common Stock was traded on the OTC Bulletin Board prior to the issuance of the September 2006 Convertible Securities. The Registrant’s use of the $0.7587 per share valuation was previously disclosed in the footnotes to the Registrant’s unaudited, pro forma combined financial statements dated June 20, 2006, which were included in the Registrant’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 26, 2009 and our previously filed Form 10Q-SB for the three months period ended September 30, 2006, filed on November 14, 2006. In reaching this conclusion, the Board of Directors of the Registrant determined that the trading price of the Common Stock did not accurately reflect the fair market value of the Common Stock. The Board relied on a number of factors in making its determination, including the fact that, as of September 18, 2006, the date of the last trade prior to the Acquisition, the Registrant’s liabilities exceeded its assets; the Registrant had no ongoing business and was a “shell company,” as defined under the rules and regulations of the SEC; trading in the Registrant’s Common Stock was extremely limited and sporadic in nature; and the Registrant had obtained a third party valuation in August 2006 that stated that the value of the equity of the Registrant as a “shell company” was $0.42 on a fully-diluted basis.

To finance the Acquisition, the Registrant issued $28,500,000 of shares of its Series J Convertible Preferred Stock (the “Series J Preferred”) with a conversion price of $0.7587 per share of underlying Common Stock. The Series J Preferred was the senior equity security of the Registrant, with a liquidation preference over the Common Stock, as well as other preferential rights, including an 8% preferential dividend.

Based on the above factors, the valuation of the Series J Preferred, and other factors, and given the lack of certainty involving the valuation of the Common Stock of the Registrant, the Board determined to set the value of the Common Stock underlying the September 2006 Convertible Securities as $0.7587, the same valuation as the shares of Common Stock underlying the Series J Preferred.

Subsequent to filing its Form 10-Q for the quarter ended September 30, 2006, the Registrant discussed the valuation of the September 2006 Convertible Securities with the staff of the SEC. Based on such discussions, the Registrant determined to utilize the $3.10 valuation for financial reporting purposes, rather than the $0.7587 share price. Accordingly, the Board concluded that the financial statements of the Registrant issued for the period ended September 30, 2006 should be restated to reflect a valuation of the shares of Common Stock underlying the September 2006 Convertible Securities at $3.10 per share instead of $0.7587 and should no longer be relied upon. In reaching this conclusion, the Board and the Audit Committee of the Board discussed the matters disclosed herein with the Registrant’s independent accountants, McKennon, Wilson & Morgan, LLP.

The Registrant intends to file an amended Form 10-QSB/A for the quarterly period ended September 30, 2006 to reflect the restatement discussed above as soon as practicable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Stock Option Agreement effective as of September 20, 2006 by and between the Registrant and Ocean Park Advisors, LLC

10.2	Amended and Restated Stock Option Agreement effective as of September 20, 2006 by and between the Registrant and Paul Galleberg

10.3	Amended and Restated Stock Option Agreement effective as of September 20, 2006 by and between the Registrant and Jeff Lawton

10.4	Second Amendment to the Registrant’s 2006 Incentive Compensation Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: December 27, 2006

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Heng Chuk
Heng Chuk Chief Financial Officer